EXHIBIT 16.1

                                                    ____________________________

                                                    Radin, Glass & Co., LLP
                                                    ____________________________
                                                    Certified Public Accountants
                                                    360 Lexington Avenue
                                                    New York, NY 10017
                                                    www.radinglass.com
                                                    212.557.7505
                                                    Fax: 212.557.7591

June 9, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read Item 4, included in the Form 8-K dated June 4, 2003 of Repro-Med Systems, Inc. as filed with the Securities and Exchange Commission. We are in agreement with the Registrant's statements under Item 4.


Sincerely,

/s/Radin, Glass & Co., LLP
Radin, Glass & Co., LLP